VAALCO Energy, Inc.

2016 Stock Appreciation Rights Plan

(Effective as of March 10,  2016)

VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan

Section 1.

GENERAL PROVISIONS RELATING TO
PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1Background and Purpose

VAALCO Energy, Inc., a Delaware corporation (the “Company”), has adopted this plan document, entitled “VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan” (the “Plan”), effective as of March 10, 2016 (the “Effective Date”).

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by: (a) encouraging the commitment of selected key Employees, Consultants and Outside Directors, (b) motivating superior performance of key Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining key Employees, Consultants and Outside Directors by providing competitive compensation opportunities, and (e) enabling key Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.

The Plan only provides for Incentive Awards  that are only made in the form of Stock Appreciation Rights payable in cash.   It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

The Plan will remain in effect, subject to the right of the Board or Committee to amend or terminate the Plan at any time pursuant to Section 4.6.

1.2Definitions

The following terms shall have the meanings set forth below:

(a)Affiliate.  Any Subsidiary and any other Person that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Board or the Committee.

(b)Applicable Laws.  The requirements relating to the administration of Incentive Awards under U.S. state corporate laws, U.S. federal and state tax and securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Incentive Awards are, or will be, granted under the Plan, including regulations and other authoritative guidance issued thereunder by the appropriate governmental authority.

(c)Authorized Officer.  The Chairman of the Board, the CEO, the Chief Financial Officer, the General Counsel,  or any other senior officer of the Company to whom the Board or Committee has delegated the authority to execute any Incentive Agreement for and on behalf of the Company.  No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself.

(d)Board.  The then-current Board of Directors of the Company.

(e)Cause.  When used in connection with the termination of a Grantee’s Employment, shall mean the termination of the Grantee’s Employment by the Company or any Affiliate by reason of (i) the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Grantee of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof; (iv) the willful and continued failure by the Grantee to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to Grantee by the Board or CEO (or by another officer of the Company or an Affiliate who has been designated by the Board or CEO for such purpose); (v) the engagement by the Grantee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, then in effect; or (vi) the engagement by the Grantee, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate.

(f)CEO.  The then-current Chief Executive Officer of the Company.

(g)Change in Control.  Any of the events described in and subject to Section 3.6.

(h)Code.  The U.S. Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(i)Committee.  The committee appointed by the Board to administer the Plan. The Committee shall be comprised of not less than two members of the Compensation Committee of the Board who are Independent Directors  (or any successor committee or subcommittee of the Board designated by the Board).    The Committee may be the Compensation Committee of the Board (or any subcommittee of the Compensation Committee).

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.  The Board, in its sole discretion, may divide the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.  The members of the Committee shall serve at the discretion of the Board.

(j)Common Stock.  The common stock of the Company, $0.10 par value per Share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(k)Company.    VAALCO Energy, Inc. and any successor in interest thereto.

(l)Consultant.  An independent agent, consultant, attorney, or any other individual who is not an Outside Director or an Employee and who, in the opinion of the Committee, is (i) in a position to contribute to the growth or financial success of the Company (or any Affiliate), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Affiliate), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

(m)Date of Grant.  The effective date on which an Incentive Award is made to a Grantee as set forth in the applicable Incentive Agreement.

(n)Disability.  Disability means that the Grantee, because of ill health, physical or mental disability or any other reason beyond his control, is unable to perform his employment duties for a period of six (6) continuous months, as determined in good faith by the Committee.  A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination(s) required by such physician upon request.

(o)Employee.  Any employee of the Company (or any Parent or Subsidiary) within the meaning of Code Section 3401(c) including, without limitation, officers who are members of the Board.

(p)Employment.  Employment means that the individual is employed as an Employee, or engaged as a Consultant or Outside Director, by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a).   In this regard, neither the transfer of an Employee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of an Employee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment.   Moreover, the Employment of an Employee shall not be deemed to have been terminated because of an approved and authorized leave of absence from active Employment.

The term “Employment” for purposes of the Plan shall include (i) active performance of agreed services by a Consultant for the Company (or any Parent or Subsidiary) or (ii) current membership on the Board by an Outside Director.

All determinations hereunder regarding Employment, and termination of Employment, shall be made by the Committee in its discretion.

(q)Exchange Act.  The U.S. Securities Exchange Act of 1934, as amended.

(r)Fair Market Value.  While the Company is a Publicly Held Corporation, the Fair Market Value of one Share on the date in question shall be (i) the closing sales price on such day for a Share as quoted on the New York Stock Exchange (“NYSE”), the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or the national securities exchange on which Shares are then principally listed or admitted to trading, or (ii) if not quoted on NYSE or other national securities exchange, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System.  If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its sole discretion.  In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.  With respect to SARs subject to an exception from the application of Code Section 409A for stock rights,  the Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A in order to satisfy the exception under Code Section 409A.

(s)Grantee.  Any Service Provider who is granted an Incentive Award under the Plan.

(t)Incentive Agreement.  The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan.

(u)Incentive Award (or Award).  A grant of a SAR award under the Plan to a Grantee.

(v)Independent Director.   A member of the Board who qualifies as (i) an “independent director” under Section 303A of the New York Stock Exchange Listed Company Manual, (ii) an “Outside Director” within the meaning of Code Section 162(m), and (iii) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(w)Insider.  While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(x)Outside Director.  A member of the Board who is not, at the time of grant of an Incentive Award, an Employee.

(y)Parent.  Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code Section 424(e).

(z)Person.  Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(aa)Plan.    VAALCO Energy, Inc. 2016 Stock Appreciation Rights Plan, as effective on the Effective Date, which is set forth herein and as it may be amended from time to time.

(bb)Publicly Held Corporation.  A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

(cc)Retirement.    The voluntary termination of Employment constituting retirement for age (i) on any date after the Employee attains the normal retirement age of 65 years, or (ii) an earlier retirement date for age as expressly agreed to by the Committee and designated by the Committee in the Employee’s Incentive Agreement.

(dd)SAR Price.  The Fair Market Value per Share against which the Spread is calculated, as set forth in the Incentive Agreement.

(ee)Service Provider.  An Employee, Outside Director, or Consultant.

(ff)Securities Act.  The U.S. Securities Act of 1933, as amended.

(gg)Share.  A  share of the Common Stock of the Company.

(hh)Spread.  The difference between the SAR Price per Share specified in a SAR Award on the Date of Grant and the Fair Market Value per Share on the date of exercise of the SAR.

(ii)Stock Appreciation Right or SAR.  A  Stock Appreciation Right as described in Section 2.1.

(jj)Subsidiary.  Any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 50% equity interest.

1.3Plan Administration

(a)Authority of the Committee.  Except as may be limited by law and subject to the provisions herein, the Committee shall have the complete power and authority to (i) select Grantees who shall participate in the Plan; (ii) determine the size and duration of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv)  construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (v) establish, amend, or waive rules for the Plan’s administration.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

Notwithstanding any other provision of the Plan, any Incentive Awards that are to be granted under the Plan to Outside Directors shall be approved by the Board, or made in accordance with a policy or program that is approved by the Board; provided, however, the Committee may recommend such Incentive Awards, policy or program to the Board for its approval.  With respect to the grant of Incentive Awards to Outside Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto shall instead be exercised by the Board, and thus any reference in the Plan to the Committee shall be deemed to include a reference to the Board when acting in such capacity. When the Board exercises its authority to act in its capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in such capacity.

(b)Meetings.  The Committee shall designate a chairman from among its members who shall preside at its meetings, and shall designate a secretary, without regard to whether that individual is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings.  The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members.  The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c)Decisions Binding.  All determinations and decisions of the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all Persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries.  The Committee’s decisions and determinations with respect to the Plan or any Incentive Award need not be uniform and may be made selectively among Incentive Awards, Grantees and other Persons, whether or not such Incentive Awards are similar or such Persons are similarly situated.

(d)Modification of Outstanding Incentive Awards.  Subject to the requirements of any Applicable Law, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that  (i) is not adverse to the Grantee to whom such Incentive Award was granted, (ii) is consented to by such Grantee, and (iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with the requirements to preclude taxation or penalties under Code Section 409A.

(e)Delegation of Authority.  The Committee may delegate to designated officers or other Employees any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, including, without limitation, the authority to recommend Grantees and the terms of their Incentive Awards; provided, however, the Committee may not delegate to any Person the authority to grant Incentive Awards.

(f)Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report, opinion, calculation or other information furnished by any Employee, the Company’s independent certified public accountants, legal counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Incentive Award.

(g)Expenses of Committee.  The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan.  All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

(h)Indemnification.  Each individual who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such individual shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf.  The foregoing right of indemnification shall not be exclusive of (i) any other rights of indemnification to which each such individual may be entitled (A) under the Company’s Certificate of Incorporation or Bylaws, (B) pursuant to any separate indemnification or hold harmless agreement with the Company or an Affiliate or  (C) as a matter of law, contract or otherwise, or (ii) any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

1.4No Reserve of Common Stock for Incentive Awards

The only type of Incentive Award available for grants under the Plan is a SAR payable in cash only.  Because no Incentive Award is payable in Shares or any other property, except cash, no Shares are reserved for grants of Incentive Awards under the Plan.

1.5Participation

(a)Eligibility.  Incentive Awards may be granted only to individuals who, at the time of grant, are Service Providers.  The Committee shall from time to time designate those Service Providers, if any, to be granted Incentive Awards under the Plan, the number of SARs which shall be granted to each such individual, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan.  A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

1.6Type of Incentive Awards

The only type of Incentive Award available under the Plan is a SAR payable only in cash and not in Shares.

Section 2.

STOCK APPRECIATION RIGHTS

2.1Stock Appreciation Rights

(a)Grant.  The Committee may grant SARs to any Service Provider.  A SAR is the right to receive an amount equal to the Spread with respect to a Share upon the exercise of the SAR.  The grant of SARs to a Grantee shall be evidenced by an Incentive Agreement.  Any SARs granted under the Plan are intended to satisfy the requirements under Code Section 409A to the effect that such SARs do not provide for the deferral of compensation that is subject to taxation under Code Section 409A.

(b)General Provisions.  The terms and conditions of each SAR shall be evidenced by an Incentive Agreement.  The SAR Price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant of the SAR.  The term of the SAR shall be determined by the Committee but shall not be greater than ten (10) years from the Date of Grant. The Committee shall not include any feature for the deferral of compensation other than deferral of the recognition of income until exercise of a vested SAR.

(c)Exercise.  SARs shall be exercisable subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR Award.  A SAR Award shall be exercised by the delivery of a signed written notice of exercise to the Company, which must be received and accepted by the Company as of a date set by the Company in advance of the effective date of the proposed exercise.  The notice shall set forth the number of SARs with respect to which the SAR Award is to be exercised.    No SAR granted to an Insider may be exercised prior to six (6) months from the Date of Grant, except in the event of the death or Disability of such Grantee which occurs prior to the expiration of such six-month period if so permitted under the Incentive Agreement.

(d)Settlement.  Upon exercise of a  SAR, the Grantee shall receive an amount equal to the Spread.  The Spread, less applicable withholdings, shall be payable only in cash, within ten (10) calendar days from the exercise date.  In no event shall any SAR be settled in any manner other than by delivery of a cash payment from the Company.

2.2No Rights as a Shareholder.

The Grantee (or any permitted transferee thereof) shall have no rights as a shareholder with respect to any  Incentive Award.

Section 3.

PROVISIONS RELATING TO PLAN PARTICIPATION

3.1Incentive Agreement

Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee.  The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award.   Such terms need not be uniform among all Grantees or any similarly situated Grantees.  The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company or (e) shall forfeit an Incentive Award if terminated for Cause.  An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.  The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

The Committee may specify in an Incentive Agreement that the Grantee’s rights, payments, and benefits with respect to an Incentive Award shall be subject to reduction,  cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the Incentive Award.  Such events may include, but shall not be limited to, termination of Employment with or without Cause, violation of material policies of the Company or its Affiliate, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Grantee, or other conduct by the Grantee that is detrimental to the business or reputation of the Company or its Affiliate.

3.2No Employment Rights Conferred

Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

3.3Transferability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)).

The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute transfer of the Incentive Award.   No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 3.3 shall be void and ineffective.  All determinations under this Section 3.3 shall be made by the Committee in its discretion.

In the case of the exercise of an Incentive Award by a Person acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such Person.   The Committee may also require such consents and releases of taxing authorities as it deems advisable.

3.4Change in Stock and Adjustments

(a)Changes in Law or Circumstances.  Subject to Section 3.6 (which only applies in the event of a Change in Control), in the event of any change in Applicable Law or any change in circumstances which results in or would result in dilution of any rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Board or the Committee should so determine, in its discretion, that such change equitably requires an adjustment in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination.  The Board or the Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b)Exercise of Corporate Powers.  The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or an Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)Recapitalization of the Company.  Subject to Section 3.6 (which only applies in the event of a Change in Control), if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of Shares outstanding, the SAR Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the SAR Price of the outstanding Incentive Awards shall be proportionately increased.  The Board of the Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this Section 3.4(c), to the extent permitted without creating taxation or penalties under Code Section 409A.

(d)Issue of Common Stock by the Company.  Except as hereinabove expressly provided in this Section 3.4 and subject to Section 3.6 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or SAR Price of any SAR Awards then outstanding.

A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof).  In the event of a Corporate Event, the Board or the Committee shall take whatever other action it deems to be appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraphs of this Section 3.4, but subject to the accelerated vesting and other provisions of Section 3.6 that apply in the event of a Change in Control, in the event of a Corporate Event (as described in the previous paragraph), the Committee, shall have the right and power to effectuate one or more of the following alternatives in its discretion, with respect to outstanding Incentive Awards, which may vary among individual Grantees and may vary among Incentive Awards held by any individual Grantee:

(i)cancel, effective immediately prior to the occurrence of the Corporate Event, an outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Board or the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the SAR Price of such Incentive Award; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the

Corporate Event if the Grantee is an Insider, the Company is subject to Section 16 of the Exchange Act, and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award only after expiration of six (6) months from the Date of Grant; or

(ii)provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award and, incident thereto, make an equitable adjustment as determined by the Board or the Committee, in its discretion, in the SAR Price of the Incentive Award; or

(iii)effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Grantees:   (A) accelerate the time at which SARs then outstanding may be exercised so that such Incentive Awards may be exercised in full for a limited period of time on or before a specified date (before or after the Corporate Event) fixed by the Committee, after which specified date all such unexercised Incentive Awards and all rights of Grantees thereunder shall terminate, or (B) require the mandatory surrender by all or selected Grantees of some or all of the outstanding SARs held by such Grantees (irrespective of whether such Incentive Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Event, that is specified by the Board or the Committee, in which event the Board or the Committee shall thereupon cancel such Incentive Awards and the Company shall pay (or cause to be paid) to each Grantee an amount of cash per SAR equal to the excess, if any, of the amount calculated by the Board or the Committee, in its discretion as exercised in good faith, as the then Fair Market Value of the Shares subject to SAR Award over its SAR Price; or

(iv)provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

The Board or Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 3.4.

3.5Termination of Employment, Death, Disability and Retirement

(a)Termination of Employment.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, if the Grantee’s Employment is terminated for any reason other than due to his death, Disability, Retirement or for Cause, any non-vested portion of any outstanding SAR Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date.  In such event, except as otherwise expressly provided in his Incentive Agreement, the Grantee shall be entitled to exercise his rights only with respect to the portion of the Incentive Award that was vested as of his termination of Employment date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) ninety  (90) days after the date of his termination of Employment.

(b)Termination of Employment for Cause.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment for Cause, all vested and non-vested SAR Awards granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

(c)Retirement.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment due to the Grantee’s Retirement:

(i)any non-vested portion of any outstanding SAR Award shall immediately terminate and no further vesting shall occur; and

(ii)any vested SAR Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of six (6) months after the date of his termination of Employment due to Retirement.

(d)Disability or Death.  Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon termination of Employment as a result of the Grantee’s Disability or death:

(i)any non-vested portion of any outstanding SAR Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and

(ii)any vested Incentive Award shall expire on the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one (1) year anniversary date of the Grantee’s termination of Employment date.

(e)Continuation.  Subject to the conditions and limitations of the Plan and Applicable Law, in the event that a Grantee ceases to be an Employee, Outside Director or Consultant, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding SAR Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award; or (iii) to any other change in the terms and conditions of the Incentive Award.   In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required.  No amendment to a Grantee’s Incentive Award shall be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is not excepted from taxation or penalties under Code Section 409A, unless otherwise determined by the Committee.

3.6Change in Control

Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all of the SAR Awards then outstanding shall become 100% vested and immediately and fully exercisable effective of the day immediately preceding the Change in Control date.

For all purposes of this Plan, a “Change in Control” of the Company means the occurrence of any one or more of the following events:

(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”, as used in this Section 3.6 only)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 3.6(c) (below) are satisfied;

(b)Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)The consummation of a Merger involving the Company, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;

(d)The sale, consummation, or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(e)The approval by the shareholders of the Company or the Board of a plan for the complete liquidation or dissolution of the Company.

In the event that any acceleration of vesting of an Incentive Award in connection with a Change in Control would subject a Grantee to any excise tax pursuant to Code Section 4999 (which excise tax would be the Grantee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Grantee may elect, in his sole discretion, to reduce the amount resulting from any such acceleration of vesting under the Incentive Award in order to avoid such characterization.

3.7Exchange of Incentive Awards

The Committee may, in its discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher SAR Prices) as the Committee directs.  No surrender of Incentive Awards shall be made under this Section 3.7 if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation or penalties under Code Section 409A, unless otherwise determined by the Committee.

Section 4.

GENERAL

4.1Effective Date and Grant Period

The Plan shall be effective upon the Effective Date.  No Incentive Awards may be granted under the Plan on or after the date which is ten (10) years following the Effective Date.

4.2Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets.  In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan.  Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  None of the Company, any Affiliate, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

4.3Withholding Taxes

The Company or any Affiliate is authorized to (a) withhold from any payment due under an Incentive Award, or from any compensation or other amount owing to a Grantee, the cash amount of any applicable withholding taxes with respect to exercise of the Incentive Award under the Plan, and (b) take any other action that is deemed to be necessary or appropriate, in the good  faith opinion of the Company or Affiliate, to satisfy all obligations for the payment of taxes.

4.4No Guarantee of Tax Consequences

None of the Company, any Affiliate, the Board or the Committee makes any commitment or guarantee that any United States federal, state, local,  or foreign tax treatment will apply or be available to any Person participating or eligible to participate hereunder.

Neither the Company, any Affiliate, the Board, nor the Committee shall be liable to any Grantee or any other Person as to any expected or realized tax consequences for any Grantee or other Person due to the grant, exercise, vesting, or other taxable event involving any Incentive Award.

4.5Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee (or its delegate), and received and accepted during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

4.6Amendment and Termination of Plan

The Board and the Committee shall each have the power and authority to terminate or amend the Plan at any time in its discretion.

Subject to the provisions of the last paragraph of this Section 4.6, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair the rights of any Grantee under any Incentive Award previously granted under the Plan without such Grantee’s  consent; provided, however, such consent shall not be required with respect to any Plan amendment, modification or other such action if the Committee determines, in its sole discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

Notwithstanding any other provision of the Plan or any Incentive Agreement to the contrary, the Committee may, in its sole discretion and without the consent of any Grantee, amend the Plan and any Incentive Agreement, to take effect retroactively or otherwise, as it deems to be necessary or appropriate in order for the Company, the Plan, or the Incentive Agreement to satisfy or conform to any Applicable Law, or to meet the requirements of any applicable accounting standard.

4.7Requirements of Applicable Laws

The granting of Incentive Awards under the Plan shall be subject to all Applicable Laws.   Notwithstanding any provisions in the Plan to the contrary, any portion of the payments and benefits provided under the Plan shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with Applicable Law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule, as determined by the Committee.

4.8Treatment for Other Compensation Purposes

The amount of any compensation received or deemed to be received by a Grantee pursuant to an Incentive Award shall not be deemed part of a Grantee’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and shall not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any retirement or severance benefits plan, unless otherwise expressly provided by the terms of any such other plan, program or arrangement.

4.9No Obligation to Exercise Awards; No Right to Notice of Expiration Date

The grant of a SAR Award imposes no obligation upon the Grantee to exercise the Incentive Award.  The Company, its Affiliates and the Committee have no obligation to inform a Grantee of the date on which an outstanding SAR is no longer exercisable, except as such expiration date is set forth in the Incentive Agreement for such SAR Award.

4.10Rule 16b-3 Securities Law Compliance for Insiders

While the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company.  Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by Applicable Law and deemed advisable by the Committee in its discretion.

4.11Compliance with Code Section 409A

It is intended that Incentive Awards granted under the Plan shall be exempt from, or if not exempt, in compliance with, the applicable requirements to preclude taxation or penalties under Code Section 409A.  In that respect, the Company reserves the right to amend the Plan and any outstanding Incentive Agreement, to the extent deemed necessary or appropriate, in its discretion, either to exempt such Incentive Award from taxation under Code Section 409A or to comply with the requirements of Code Section 409A in order to preclude taxation or penalties thereunder.

The Plan is intended to comply, and shall be administered and interpreted consistently, with Code Section 409A and the regulations and other authoritative guidance promulgated thereunder to the extent applicable.    The Company shall have the authority to take any action, or refrain from taking any action, with respect to the Plan or any Incentive Award that it deems to be necessary or appropriate to ensure compliance with Code Section 409A or an exception from the application of Code Section 409A (provided that the Company shall choose the action that best preserves the value of payments and benefits provided to Grantee that is consistent with Code Section 409A).

4.12Persons Residing Outside of the United States

Notwithstanding any provision of the Plan to the contrary, in order to comply with the Applicable Laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which Persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Incentive Award granted to Persons who reside outside the United States; (d) establish subplans and modify exercise procedures and terms and procedures to the extent such actions may be necessary or advisable, with any such subplans and modifications to Plan terms and procedures established under this Section 4.12 to be attached to the Plan document as Appendices; and take any action, before or after an Incentive Award is made, that it deems advisable to obtain or comply with any Applicable Laws or regulatory exemptions or approvals.

4.13No Restriction on Corporate Action

Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Incentive Award made under the Plan.  No Grantee or other Person shall have any claim against the Company, any Affiliate, or the Board or the Committee as a result of any such action.

4.14Successors to Company

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

4.15Miscellaneous Provisions

(a)No Service Provider or other Person shall have any claim or right to be granted an Incentive Award under the Plan.  Neither the Plan nor any action taken hereunder, shall be construed as giving any Service Provider any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b)The expenses of the Plan shall be borne by the Company.

(c)By accepting any Incentive Award, each Grantee and each Person claiming by or through Grantee shall be deemed to have indicated his complete acceptance of all the terms and conditions of the Plan and the Incentive Agreement.

4.16Severability

If any provision of the Plan or any Incentive Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Incentive Award, or would disqualify the Plan or Incentive Award under any Applicable Law, such provision shall be (a) construed or deemed amended to conform to Applicable Law or (b) if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction, Person or Incentive Agreement, and thereafter the remainder of the Plan and any such Incentive Agreement shall remain in full force and effect.

4.17Rules of Construction

The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise: (a) words of the masculine gender used herein shall include the feminine and neuter; (b) references to the plural include the singular and to the singular include the plural; (c) the terms “includes” and “including” are not limiting; (d) the term “or” has the inclusive meaning represented by the phrase “and/or”; and (e) any grammatical form or variant of a term defined in the Plan shall be construed to have a meaning corresponding to the definition of the term set forth herein. The terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan.

4.18Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by Applicable Laws of the United States.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed, in its name and on its behalf by its duly Authorized Officer, on this 10th day of March 2016, to be effective as of the Effective Date.

VAALCO Energy, Inc.

By: /s/ Steven P. Guidry

Name: Steven P. Guidry

Title: Chief Executive Officer

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